Exhibit 10.1

CONSENT AND MODIFICATION AGREEMENT

This Consent and Modification Agreement (the “Agreement”) is made as of the 15th day of January 2014, by and between O’Connell Benjamin, (hereinafter referred to as the “Employee”) and Authentidate Holding Corp., a Delaware corporation with principal offices located at 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 (hereinafter referred to as the “Company”).

WHEREAS, the Employee is currently employed by the Company as its Chief Executive Officer and President and had entered into an Employment Agreement dated as of September 30, 2013 setting forth the terms and conditions of his employment (the “Employment Agreement”); and

WHEREAS, in February 2010, February 2011, June 2012 and January 2013, the Company and the Employee agreed to implement and continue a salary reduction program and entered into certain Compensation Modification Agreements on February 18, 2010, February 4, 2011, June 21, 2012 and January 15, 2013 (collectively, the “Prior Modification Agreements”); and

WHEREAS, pursuant to the Employment Agreement, the Employee agreed to continue the terms of that certain Compensation Modification Agreement dated January 15, 2013 (the “2013 Modification Agreement”), pursuant to which Employee’s base salary payable under the Employment Agreement was reduced by 30% until the first to occur of (i) January 15, 2014 or (ii) the Company’s achievement of Cashflow Breakeven (as defined in such 2013 Modification Agreement); and

WHEREAS, the Employment Agreement further provides for a continuation and modification to the terms of the salary reduction program in the event that the Company wishes to continue the salary modification program after January 15, 2014; and

WHEREAS, the Company wishes to continue such salary reduction program on terms that vary from those set forth in the Employment Agreement and Employee hereby consents to such measures on the terms as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Notwithstanding the terms and conditions of the Employment Agreement and the 2013 Modification Agreement, Employee hereby agrees to continue to accept the reduction in his Base Salary (as defined in the Employment Agreement) as consented to pursuant to the Employment Agreement and the 2013 Modification Agreement, such that commencing as of January 16, 2014, the Employee’s reduced Base Salary shall continue to be equal to 70% of the Base Salary payable to him under the Employment Agreement (“Reduced Salary”) until the first to occur of (i) January 15, 2015 or (ii) such time as the Company achieves Cash Flow Breakeven, as defined below. Upon the first to occur of the events described in the foregoing sentence, the Base Salary payable to Employee shall revert to the level provided for in the Employment Agreement.

2.	Company and Employee agree that for the purpose of determining the Severance Payment, as defined in the Employment Agreement, the term Base Salary shall mean the Employee’s Base Salary as it existed on the day immediately prior to February 1, 2010 and no such amounts shall be calculated by reference to the Reduced Salary.

3.	In consideration of the acceptance of the Reduced Salary by Employee, the Company hereby grants to Employee a number of Restricted Stock Units (the “Awards”) as shall be determined by dividing (y) the aggregate maximum reduction of Employee’s Base Salary pursuant to this Agreement for the period commencing January 16, 2014 and ending January 15, 2015 by (z) the fair value of an Award, as determined by reference to the closing price of the Company’s common stock on the grant date of such Award (which for the purposes of this Agreement shall be the date on which this Agreement is executed by the parties hereto).

The Awards shall be granted under the Company’s 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) and shall be subject to the terms and conditions thereof and the terms of the Restricted Stock Unit Agreement annexed hereto as Exhibit A, except as such terms may be modified by the Employment Agreement. The Awards shall only vest upon either (A) the date determined in good faith by the Management Resources and Compensation Committee of the Board of Directors that the Company achieves Cash Flow Breakeven (as defined below) or (B) subject to the limitation set forth below, in the event Employee’s employment is terminated either (i) by the Company without “Cause” (as such term is defined in the Employment Agreement) or (ii) by the Employee for “Good Reason” (as such term is defined in the Employment Agreement), subject, however to Section 5 of this Agreement. To the extent the Awards granted pursuant to this Agreement would vest in connection with the termination of Employee’s employment by the Company without “Cause” or by the Employee for “Good Reason”, then notwithstanding anything else which may be set forth in the Employment Agreement, such Awards will vest ratably based on the number of payroll periods which have occurred during the period commencing on the Effective Date and ending January 15, 2015.

4.	As used in this Agreement, the term “Cash Flow Breakeven” means that the Company has achieved positive cash flow from operations for two consecutive fiscal quarters, determined by reference to the revenues and other amounts received by the Company from its operations; provided, however, that as used herein, the term “cash flow from operations” shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

5.	Employee acknowledges and agrees that the arrangements set forth herein shall not constitute “Good Reason” as defined under the Employment Agreement. The Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee’s right or the Company’s right to terminate the Employee’s employment at any time, with or without cause.

6.	Nothing in this Agreement shall create or be construed or interpreted as creating any contract of employment for any term between the Company and Employee.

7.

This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, with respect to the subject matter hereof and it is hereby expressly agreed that the provisions of this Agreement supersede Section 4.1(a) of the Employment Agreement. Solely for the purposes of clarity, equity instruments issued to the Employee pursuant to the Prior Modification Agreements remain in full force and effect in accordance with their presently existing terms, inclusive of amendments to such equity instruments made prior to the date of this Agreement. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto. Except for the amendments agreed upon by the parties as set forth herein, the Employment Agreement has not otherwise been modified by the parties and all other provisions of the Employment Agreement not specifically amended by this Agreement shall remain in full force and effect and are hereby ratified, affirmed and approved. Except as may be expressly set forth herein, nothing herein shall constitute a waiver by either the Company or Employee of all other restrictions, rights or remedies that either may have.

8.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Remainder of page is intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

AUTHENTIDATE HOLDING CORP.		EMPLOYEE

By:	/s/ William A. Marshall	By:	/s/ O’Connell Benjamin
Name:	William A. Marshall	Name:	O’Connell Benjamin
Title:	Chief Financial Officer